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Exhibit 99(T3C)

        INDENTURE, dated as of                        , 2005 between APPLIED EXTRUSION TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 15 Read's Way, New Castle, Delaware 19720, APPLIED EXTRUSION TECHNOLOGIES (CANADA), INC., a Delaware corporation, and                        (herein called the "Guarantors") and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (herein called the "Trustee").

RECITALS OF THE COMPANY

        The Company has duly authorized the creation of an issue of 12% Senior Notes due 2012 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

        Upon the issuance of the Securities, this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

        All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          Section 101.    Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a)   the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b)   all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (c)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

          (d)   the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        Certain terms, used principally in Articles Two, Ten and Twelve, are defined in those Articles.

        "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Asset Acquisition from such Person or (b) existing at the time such Person becomes a subsidiary of any other Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Asset Acquisition or such Person becoming such a subsidiary).

        "Act", when used with respect to any Holder, has the meaning specified in Section 105.

        "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling", "controlled by" and "under common control with" have correlative meanings.

        "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or any such Person shall be merged with or into the Company or any Restricted Subsidiary or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person or any division or line of business of such Person.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or a Restricted Subsidiary, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary held by the Company or any Restricted Subsidiary or the sale of Capital Stock of any of its Subsidiaries; (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (c) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets (i) that is governed by the provisions of Article Eight of this Indenture, (ii) to an Unrestricted Subsidiary, if permitted under Section 1011 of this Indenture or (iii) having a fair market value of less than $500,000 in any transaction or series of related transactions.

        "Attributable Debt", in respect of a sale and leaseback transaction, means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

        "Bankruptcy Law" means Chapter 11 of Title 11, United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

        "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

        "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

        "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; and (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's.

        "Cash Interest Payment Requirements" has the meaning specified in Section 309.

        "Change of Control" means the occurrence of any of the following events:

          (a)   any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than an Initial Significant Stockholder and other than one or more parties to the Stockholders Agreement, acting together with one or more other parties to the Stockholders Agreement, is or becomes the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company;

          (b)   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

          (c)   the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Initial Significant Stockholders and other than one or more parties to the Stockholders Agreement, acting together with one or more other parties to the Stockholders Agreement, is the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation or of a corporation in control of such surviving or transferee corporation;

          (d)   the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (e)   the first day on which, individuals who at the Closing Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved (i) pursuant to the provisions of the Stockholders Agreement or (ii) by a vote of 51% of the directors then still in office who were either directors at the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

        "Closing Date" means the Effective Date.

        "Code" has the meaning set forth in Section 307(b).

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

        "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, Chief Executive Officer, its President, any Vice President, its Treasurer, Director of Finance or an Assistant Treasurer, and delivered to the Trustee.

        "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding at the Closing Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated Adjusted Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions, (c) the net income (or net loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Restricted Subsidiaries in cash by such other Person during such period, (d) net income (or net loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination and (e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) the sum of Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges, in each case, for such period, of the Company and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, to (b) the sum of such Consolidated Interest Expense for such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, (ii) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, and (iii) notwithstanding clauses (i) and (ii) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means, for any period, without duplication, the sum of (i) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest, (ii) the interest expense on Indebtedness of any Person (other than the Company or any Restricted Subsidiary) guaranteed by the Company or any Restricted Subsidiary, (iii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, and (iv) the aggregate of all dividends, whether paid or accrued (without duplication) and whether or not in cash, on any series of preferred stock of any Restricted Subsidiary (other than dividends paid or accrued to the Company or another Restricted Subsidiary) permitted to be issued in accordance with the provisions set forth in Section 1010.

        "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Company less the amount of such stockholders' equity attributable to Redeemable Capital Stock or treasury stock of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

        "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge which requires an accrual of or reserve for cash charges for any future period).

        "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 213 Court Street, Suite 703 Attention: Corporate Trust Services, Middletown, CT 06457, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

        "corporation" includes corporations, associations, companies and business trusts.

        "Cumulative Deferred Amount" has the meaning specified in Section 309.

        "Custodian" means any custodian, receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Defaulted Interest" has the meaning specified in Section 309.

        "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

        "domestic Restricted Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state or dependency thereof or the District of Columbia.

        "DTC" or "Depositary" means The Depository Trust Company, its nominees and their respective successors.

        "EBITDA" means for any fiscal period, the sum (determined on a consolidated basis for the Company and its Subsidiaries) of (a) the net income of the Company and its Subsidiaries for such period computed in accordance with GAAP, plus (b) Consolidated Interest Expense for such period as reported on the Company's consolidated financial statements for such period, plus (c) the income tax expense of the Company and its Subsidiaries for such period as reported on the Company's consolidated financial statements for such period, plus (d) the amount reported on the Company's consolidated financial statements as the depreciation of the assets of the Company and its Subsidiaries for such period computed in accordance with GAAP, plus (e) the amount reported on the Company's consolidated financial statements as the amortization of intangible assets of the Company and its Subsidiaries for such period computed in accordance with GAAP, plus (f) the amount reported on the Company's consolidated financial statements as the write-down of intangible assets of the Company and its Subsidiaries that consist of goodwill for such period computed in accordance with GAAP, and plus (g) all cash and non-cash extraordinary expenses and losses of the Company and its Subsidiaries for such period computed in accordance with GAAP, minus (h) all cash and non-cash extraordinary income and gains of the Company and its Subsidiaries for such period, in each case as such item is used in the computation of net income of the Company and its Subsidiaries for such period.

        "Effective Date" means the effective date of Old AET's plan of reorganization under the Bankruptcy Law.

        "ERISA" has the meaning set forth in Section 307(b).

        "Event of Default" has the meaning set forth in Section 501.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

        "Exit Facility" means the five-year, $125 million credit facility to be dated as of the Effective Date, among the Company and GE Corporate Financial Services, Inc. and GE Commercial and Industrial Finance, Inc. as agent and lenders and GECC Capital Markets Group, Inc. as lead arranger, as in effect on the date hereof and as such agreement may be amended, restated, renewed, extended, supplemented, replaced, substituted, refinanced or otherwise modified from time to time.

        "Fully Traded Common Stock" means Common Stock issued by any corporation if (A) such Common Stock is listed on The New York Stock Exchange, The American Stock Exchange or The London Stock Exchange or is included for trading privileges in the National Market System of the National Association of Securities Dealers Automated Quotation System; provided that such Common Stock is freely tradeable under the Securities Act (or, in the case of The London Stock Exchange, any applicable law, rule or regulation) upon issuance; and (B) such Common Stock does not constitute more than 15% of the issued and outstanding Common Stock of such corporation held by Persons other than 10% holders of such Common Stock and Affiliates and insiders of such corporation.

        "GAAP" means, with respect to any computation required or permitted under this Indenture, such generally accepted accounting principles, consistently applied, that are set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable on the Effective Date.

        "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

        "Guarantee" means any guarantee of the Securities by any Subsidiary Guarantor or Restricted Subsidiary in accordance with the provisions set forth in Section 1017 or Article Thirteen. When used as a verb, "Guarantee" shall have a corresponding meaning.

        "Guarantor" means (i) each Subsidiary Guarantor and (ii) any other Restricted Subsidiary that executes a Guarantee, in accordance with the provisions of the Indenture, and their respective successors and assigns, provided that upon the release and discharge of any Person from its Guarantee in accordance with the Indenture, such person shall cease to be a Guarantor.

        "Holder" means a Person in whose name a Security is registered in the Security Register.

        "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers' acceptance or other similar credit transaction and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees by such Person of Indebtedness referred to in this definition, (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations of such Person under or in respect of currency exchange contracts and Interest Rate Protection Obligations and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of such Person of the types referred to in clauses (a) through (h) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

        "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

        "Initial Significant Stockholders" means each Person that owns 10% or more of the Capital Stock of the Company on the Effective Date.

        "interest", when used in this Indenture in reference to the Securities, means interest on the Securities and interest on the Cumulative Deferred Amount, as applicable.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

        "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

        "Legend" has the meaning specified in Section 202.

        "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

        "Maturity" means, with respect to any Security, the date on which any principal of such Security and Cumulative Deferred Amount becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal and Cumulative Deferred Amount or by declaration of acceleration, call for redemption or purchase or otherwise.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company), net of direct costs relating to such Asset Sale, including, without limitation, (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (iv) amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve established in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

        "Officers' Certificate" means a certificate signed by the Chairman, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, the Director of Finance, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

        "Old AET" means Applied Extrusion Technologies, Inc., a Delaware corporation, as such corporation existed before the Effective Date.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

        "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i)    Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii)   Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii)  Securities, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve; and

          (iv)  Securities which have been paid pursuant to Section 308 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

        "Pari Passu Indebtedness" means Indebtedness of the Company which is pari passu with the Securities, and with respect to any Guarantee, Indebtedness which is pari passu with such Guarantee.

        "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of any Security plus Cumulative Deferred Amount, plus premium, if any, or interest on the sum of such Security and Cumulative Deferred Amount on behalf of the Company.

        "Permitted Business" means any business conducted by the Company or its Restricted Subsidiaries, as the case may be, on the Closing Date and any other businesses reasonably related or ancillary thereto as determined by the Board of Directors of the Company.

        "Permitted Indebtedness" means any of the following:

          (i)    Indebtedness of the Company under the Exit Facility in an aggregate principal amount not to exceed $125,000,000 at any one time outstanding;

          (ii)   Indebtedness of the Company under the Securities;

          (iii)  Indebtedness of the Company outstanding on the date of the Indenture (other than under the Exit Facility) as listed on the attached Exhibit C provided by the Company on the Closing Date;

          (iv)  obligations of the Company pursuant to Interest Rate Protection Obligations, which obligations do not exceed the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations and obligations under currency exchange entered into in the ordinary course of business;

          (v)   Indebtedness of the Company to any Restricted Subsidiaries, provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or other obligor not permitted by this clause (v) and provided, further, that such Indebtedness must be expressly subordinated to the prior payment in full of all obligations with respect to the Securities and the Indenture;

          (vi)  Indebtedness of the Company consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries;

          (vii) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company of any Indebtedness of the Company other than Indebtedness incurred pursuant to clauses (i), (iv), (v), (vi), (viii) or (ix) of this definition, including any successive refinancings by the Company, so long as (A) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of reasonable expenses of the Company incurred in connection with such refinancing, (B) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Securities at least to the same extent as the Indebtedness being refinanced and (C) such new Indebtedness has an Average Life longer than the Average Life of the Securities and a final Stated Maturity later than the final Stated Maturity of the Securities;

          (viii) Indebtedness of the Company or any Guarantor represented by Capitalized Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Guarantor, as the case may be, in an aggregate principal amount pursuant to this clause (viii) not to exceed $10,000,000 outstanding at any time; provided that the principal amount of any Indebtedness permitted under this clause (viii) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed; and

          (ix)  Indebtedness in an aggregate principal amount not in excess of $10,000,000 at any one time outstanding, less the amount of Permitted Subsidiary Indebtedness then outstanding pursuant to clause (vii) of the definition thereof. All or a portion of the Permitted Indebtedness referred to in this clause (ix) may be incurred under the Exit Facility, in addition to the amounts permitted to be incurred under the Exit Facility pursuant to clause (i) of this definition.

        "Permitted Investments" means any of the following: (i) Investments in Cash Equivalents; (ii) Investments in the Company or any Restricted Subsidiary; (iii) Investments in an amount not to exceed $10,000,000 at any one time outstanding; (iv) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (A) such other Person becomes a Restricted Subsidiary or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; or (v) Investments in joint ventures engaged in a Permitted Business not in excess of $10,000,000 at any one time outstanding.

        "Permitted Liens" means the following types of Liens:

          (a)   Liens existing as of the Closing Date to the extent and in the manner such Liens are in effect on the Closing Date;

          (b)   Liens securing the Securities;

          (c)   Liens in favor of the Company;

          (d)   Liens securing Indebtedness of the Company under the Exit Facility;

          (e)   Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves, or other appropriate provisions, as may be required pursuant to GAAP;

          (f)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (g)   Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (h)   judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (i)    easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (j)    any interest or title of a lessor under any Capitalized Lease Obligation or operating lease that is otherwise permitted under this Indenture;

          (k)   purchase money Liens; provided, however, that (i) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (ii) the Lien securing such Indebtedness shall be created (A) in the case of any Asset Acquisition, within 180 days of the closing of such Asset Acquisition and (B) in all other cases, in the ordinary course of business within 90 days of such acquisition;

          (l)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

          (m)  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (n)   Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (o)   Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

          (p)   Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (q)   Liens securing Interest Rate Protection Obligations which Interest Rate Protection Obligations relate to Indebtedness that is secured by Liens otherwise permitted under this Indenture; and

          (r)   Liens securing an aggregate of $10,000,000 of Indebtedness permitted to be incurred under this Indenture by the Company and any Restricted Subsidiary.

        "Permitted Subsidiary Indebtedness" means any of the following:

          (i)    Indebtedness of any Restricted Subsidiary outstanding on the date of the Indenture, as evidenced by a certificate provided by the Company on the Closing Date, until such amounts are repaid;

          (ii)   obligations of any Restricted Subsidiary pursuant to Interest Rate Protection Obligations, which obligations do not exceed the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations;

          (iii)  Indebtedness of any Restricted Subsidiary to any Restricted Subsidiary or to the Company, provided that any disposition, pledge or transfer of any Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary or to the Company) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (iii);

          (iv)  Indebtedness of any Restricted Subsidiary consisting of guaranties, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries;

          (v)   any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by any Restricted Subsidiary of any Indebtedness of such Restricted Subsidiary other than Indebtedness incurred pursuant to clauses (ii), (iii), (iv) and (vii) of this definition, including any successive refinancings by such Restricted Subsidiary, so long as (x) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of reasonable expenses of such Restricted Subsidiary incurred in connection with such refinancing and (y) such new Indebtedness has an Average Life longer than the Average Life of the Securities and a final Stated Maturity later than the final Stated Maturity of the Securities;

          (vi)  Indebtedness (as defined in clauses (e) and (f) of the definition of Indebtedness) to the Holders incurred pursuant to provisions of the Indenture;

          (vii) Indebtedness in an amount not to exceed $10,000,000 at any one time outstanding, less the amount of Permitted Indebtedness then outstanding pursuant to clause (x) of the definition thereof; and

          (viii) Indebtedness of any Restricted Subsidiary relating to guarantees by such Restricted Subsidiary of Indebtedness pursuant to the Exit Facility.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or other similar entity.

        "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

        "Public Offering" means an offer and sale of common stock (which is Qualified Capital Stock) of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

        "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company or its Restricted Subsidiaries, as the case may be, and any additions and accessions thereto, which are purchased by the Company or a Restricted Subsidiary at any time after the Securities are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

        "Qualified Capital Stock" of any person means any and all Capital Stock of such person other than Redeemable Capital Stock.

        "Qualified Equity Offering" means (a) any Public Offering; and (b) any offering of Qualified Capital Stock of the Company to non-Affiliates with gross proceeds to the Company in excess of $10,000,000.

        "Qualified Internet Site" means initially [    ], or any other internet site with an independent third party host, to be mutually agreed upon between the Company and holders of not less than a majority of the sum of the aggregate principal amount of the Outstanding Securities plus any Cumulative Deferred Amount, that (i) enables access to such internet site without charge, (ii) provides e-mail notification to each holder of Securities upon any posting to such internet site, (iii) includes a self executing confidentiality agreement that must be agreed to prior to accessing the information contained therein, (iv) requires a holder to certify that (y) such holder agrees to comply with the confidentiality provisions set forth in the legend on the Securities and (z) such holder is not affiliated with any competitor, customer or supplier of the Company or is not an employee of the Company, in any case, as set forth on a written list of competitors, customers, suppliers and employees of the Company furnished by the Company to the independent third party host of the Qualified Internet Site and to the Trustee from time to time, (v) enables a holder of Securities, a prospective transferee or a broker or dealer (as such terms are defined in the Exchange Act) who has expressed, in writing to the Company, its intention to make a market in the Securities, to obtain a password to access such internet site by electronically furnishing the independent third party host their name, e-mail address, corporate affiliation and the name of any holder of Securities or broker or dealer (as such terms are defined in the Exchange Act) directing such person to such internet site and (vi) enables the Company to direct the independent third party host to change the passwords required to access such internet site at any time in the Company's sole discretion; provided that the independent third party host shall provide e-mail notification of such new password to each Person that has a valid and outstanding password; provided further that the Company will not provide a new password to any broker or dealer (as such terms are defined in the Exchange Act) who has not made a market in the Securities within ninety (90) days of the date such broker or dealer obtained a password to access such internet site.

        "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

        "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

        "Regular Record Date" for the interest payable on any Interest Payment Date means the [December 15] or [June 15] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

        "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "S&P" means Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. For purposes of this Indenture, all Securities shall vote together as one series of Securities under this Indenture.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

        "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

        "Significant Subsidiary" of the Company means any Restricted Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1.02(w) of Regulation S-X under the Securities Act, and in any event shall include any Guarantor.

        "Solicitation and Disclosure Statement" means the solicitation and disclosure statement of the Company dated November 1, 2004.

        "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

        "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security and Cumulative Deferred Amount or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

        "Stockholders Agreement" means that certain stockholders agreement to be entered into among the parties thereto, for which a summary term sheet is attached as Exhibit D to the Solicitation and Disclosure Statement of the Company dated November 1, 2004.

        "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor, as the case may be, which is expressly subordinated in right of payment to the Securities.

        "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). Unless specifically provided to the contrary herein, Unrestricted Subsidiaries shall not be included in the definition of Subsidiaries for any purpose of the Indenture (other than for the purposes of the definition of "Unrestricted Subsidiary" herein).

        "Subsidiary Guarantor" means Applied Extrusion Technologies (Canada) Inc., and each other Subsidiary of the Company that from time to time becomes a party to the Subsidiary Guaranty or otherwise guarantees the obligations of the Company under the Exit Facility.

        "Subsidiary Guaranty" means the Subsidiary Guaranty issued pursuant to the Exit Facility, as such Guaranty shall be modified and supplemented and in effect from time to time.

        "Transfer" has the meaning specified in Section 307(a)(v)(B).

        "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "Unrestricted Subsidiary" means (1) any Subsidiary of the Company which at the time of determination shall be designated an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (a) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (c) neither the Company nor any Restricted Subsidiary has made an Investment in such Subsidiary unless such Investment was permitted under Section 1011, (d) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company, and (e) neither the Company nor any Restricted Subsidiary has any obligation (i) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a board resolution with the Trustee giving effect to such designation and an Officer's Certificate certifying that such designation complies with the foregoing provisions. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under the Indenture and the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1010.

        "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

        "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

        Section 102.    Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company or any other obligor on the Securities.

        All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein shall have the meanings assigned to them therein.

        Section 103.    Compliance Certificates and Opinions.

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate and an Opinion of Counsel each satisfactory in form and substance to the Trustee, which, taken together, state that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

          (1)   a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

        Section 104.    Form of Documents Delivered to Trustee.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such

Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        Section 105.    Acts of Holders.

          (a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b)   The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c)   The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

          (d)   If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e)   Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

        Section 106.    Notices, Etc., to Trustee, Company.

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1)   the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Division, or

          (2)   the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

        The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        Section 107.    Notice to Holders; Waiver.

        Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

        Section 108.    Effect of Headings and Table of Contents.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        Section 109.    Successors and Assigns.

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

        Section 110.    Separability Clause.

        In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 111.    Benefits of Indenture.

        Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        Section 112.    Governing Law.

        This Indenture and the Securities shall be governed in all respects by and construed in accordance with the law of the State of New York. In addition, this Indenture shall be subject to the provisions, if any, of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

        Section 113.    Legal Holidays.

        In any case where any Interest Payment Date, Redemption Date, Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

        Section 114.    Counterparts.

        This Indenture may be executed in any number of counterparts each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

ARTICLE TWO

SECURITY FORMS

        Section 201.    Forms Generally.

        The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

        The Securities shall be known as the "12.0% Senior Notes due 2012" of the Company. The Securities and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Exhibit A. The Securities may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have letters, notations or other marks of identification and such notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

        The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

        The Securities are being issued in reliance on Section 1145 of the Bankruptcy Law and shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A.

        Section 202.    Restrictive Legends.

        Each Security shall bear the following legend (the "Legend") on the face thereof:

  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED PURSUANT TO SECTION 1145 OF CHAPTER 11 OF TITLE 11, UNITED STATES CODE, AS AMENDED (THE "BANKRUPTCY LAW") IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED (OTHER THAN IN ACCORDANCE WITH SECTION 1145 OF THE BANKRUPTCY LAW) IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THIS SECURITY MAY BE TRANSFERRED ONLY IN PRINCIPAL AMOUNTS OF $90,000 AND INTEGRAL MULTIPLES OF $1.00 IN EXCESS THEREOF, PROVIDED, HOWEVER, IN THE EVENT THAT: (A) THE COMPANY IS REQUIRED TO FILE PERIODIC INFORMATION, DOCUMENTS AND REPORTS UNDER THE EXCHANGE ACT; OR (B) THE COMPANY IS REQUIRED TO ISSUE 12% SENIOR NOTES DUE 2012 TO THE HOLDERS OF ALLOWED SMALL NOTE CLAIMS (AS DEFINED IN THE SOLICITATION AND DISCLOSURE STATEMENT) PURSUANT TO THE PLAN (AS DEFINED IN THE SOLICITATION AND DISCLOSURE STATEMENT), THE COMPANY, AT ITS OPTION, MAY ALLOW THE SECURITIES TO BE TRANSFERRED IN MINIMUM

  DENOMINATIONS OF $1,000 AND INTEGRAL MULTIPLES THEREOF. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT:

          (A)  SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, (i) WITHOUT REGISTRATION UNDER THE SECURITIES ACT IN RELIANCE ON SECTION 1145 OF THE BANKRUPTCY LAW, OR (ii) TO THE EXTENT SECTION 1145 OF THE BANKRUPTCY LAW IS NOT APPLICABLE, ONLY

            (a)   TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE AND THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE COMPANY), OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS),

            (b)   TO THE COMPANY, OR

            (c)   PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION;

          (B)  SO LONG AS THE COMPANY IS NOT REQUIRED TO FILE PERIODIC REPORTS, INFORMATION AND DOCUMENTS UNDER THE EXCHANGE ACT, A REGISTRATION OF TRANSFER OF THIS SECURITY WILL BE MADE ON THE BOOKS OF THE SECURITY REGISTRAR ONLY IF (i) SUCH TRANSFER INVOLVES A TRANSFER TO ONE OR MORE EXISTING HOLDERS OF SECURITIES, (ii) SUCH TRANSFER INVOLVES A TRANSFER OF 100% OF THE AGGREGATE PRINCIPAL AMOUNT OF SECURITIES OWNED BY THE PROPOSED TRANSFEROR TO A SINGLE PERSON WHO HAS CERTIFIED TO THE SECURITY REGISTRAR THAT IT WILL BE TREATED AS A SINGLE "HOLDER OF RECORD" UNDER RULE 12g5-1 OF THE EXCHANGE ACT, OR (iii) FOLLOWING SUCH PROPOSED TRANSFER, THE AGGREGATE NUMBER OF HOLDERS OF RECORD OF THE SECURITIES, AS CALCULATED IN ACCORDANCE WITH RULE 12g5-1 OF THE EXCHANGE ACT, WILL BE LESS THAN 300. ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE RESTRICTIONS SET FORTH IN THE INDENTURE, INCLUDING, WITHOUT LIMITATION, ANY TRANSFER THAT CONTRAVENES THE RESTRICTIONS SET FORTH IN (i) THROUGH (iii) ABOVE, SHALL NOT BE REGISTERED ON THE BOOKS OF THE SECURITY REGISTRAR AND, ACCORDINGLY, SHALL BE NULL AND VOID IN ALL RESPECTS. THE COMPANY WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS SECURITY A COPY OF SECTION 307 OF THE INDENTURE, CONTAINING THE ABOVE-REFERENCED RESTRICTIONS ON TRANSFERS OF THIS SECURITY, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS;

          (C)  SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN PRINCIPAL AMOUNTS OF $90,000 AND INTEGRAL MULTIPLES OF $1.00 IN EXCESS THEREOF, PROVIDED, HOWEVER, IN THE EVENT THAT: (A) THE COMPANY IS REQUIRED TO FILE PERIODIC INFORMATION, DOCUMENTS AND REPORTS UNDER THE EXCHANGE ACT; OR (B) THE COMPANY IS REQUIRED TO ISSUE 12% SENIOR NOTES DUE 2012 TO THE HOLDERS OF ALLOWED SMALL NOTE CLAIMS (AS DEFINED IN THE SOLICITATION AND DISCLOSURE STATEMENT) PURSUANT TO THE PLAN (AS DEFINED IN THE SOLICITATION AND DISCLOSURE STATEMENT), THE COMPANY, AT ITS OPTION, MAY ALLOW THE SECURITIES TO BE TRANSFERRED IN MINIMUM DENOMINATIONS OF $1,000 AND INTEGRAL MULTIPLES THEREOF;

          (D)  BY HOLDING THIS SECURITY, SUCH HOLDER AGREES THAT

            (i)    IT WILL KEEP CONFIDENTIAL AND WILL NOT PUBLISH, REPRODUCE, USE, OR DISCLOSE TO ANY OTHER PERSON OR ENTITY ANY INFORMATION FURNISHED OR PROVIDED BY THE COMPANY ON ITS QUALIFIED INTERNET SITE (AS DEFINED IN THE INDENTURE); PROVIDED, HOWEVER THAT A HOLDER OF THIS SECURITY WILL BE PERMITTED TO DISCLOSE THE TAX TREATMENT AND TAX STRUCTURE OF ANY TRANSACTION CONTEMPLATED BY THE DISCLOSURE STATEMENT (AS DEFINED IN THE INDENTURE) (INCLUDING ANY MATERIALS, OPINIONS OR ANALYSES RELATING TO SUCH TAX TREATMENT OR TAX STRUCTURE, BUT WITHOUT DISCLOSURE OF IDENTIFYING INFORMATION OR, EXCEPT TO THE EXTENT RELATING TO SUCH TAX STRUCTURE OR TAX TREATMENT, ANY NONPUBLIC COMMERCIAL OR FINANCIAL INFORMATION),

            (ii)   IT WILL USE REASONABLE EFFORTS TO SAFEGUARD THE INFORMATION ON THE COMPANY'S QUALIFIED INTERNET SITE AND WILL USE AT LEAST THE SAME DEGREE OF CARE AND SKILL SUCH HOLDER TAKES WITH ITS OWN CONFIDENTIAL INFORMATION, AND

            (iii)  IT IS NOT AFFILIATED WITH ANY COMPETITOR, CUSTOMER, OR SUPPLIER OF THE COMPANY OR IS NOT AN EMPLOYEE OF THE COMPANY THAT IS SET FORTH ON THE LIST OF COMPETITORS, CUSTOMERS, SUPPLIERS AND EMPLOYEES OF THE COMPANY FURNISHED FROM TIME TO TIME BY THE COMPANY TO THE INDEPENDENT THIRD PARTY HOST OF THE QUALIFIED INTERNET SITE AND THE TRUSTEE; AND

          (E)  THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) THROUGH (D) ABOVE."

ARTICLE THREE

THE SECURITIES

        Section 301.    Title and Terms.

        The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $50,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 307, 308, 906, 1015, 1016 or 1108.

        The principal of the Securities plus the Cumulative Deferred Amount, plus premium, if any, and interest on the sum of the principal of the Securities and the Cumulative Deferred Amount shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

        The Securities shall be redeemable as provided in Article Eleven.

        Section 302.    Denominations.

        The Securities shall be issuable only in registered form without coupons and only in denominations of $90,000 and any integral multiple of $1.00 in excess thereof. In the event that: (a) the Company is required to file periodic information, documents and reports under the Exchange Act; or (b) the Company is required to issue Securities to the Holders of Allowed Small Note Claims (as defined in the Solicitation and Disclosure Statement) pursuant to the Plan (as defined in the Solicitation and Disclosure Statement), the Company, at its option, may allow the Securities to be issued in minimum denominations of $1,000 and integral multiples thereof.

        Section 303.    Execution, Authentication, Delivery and Dating.

        The Securities shall be executed on behalf of the Company by its Chairman, Chief Financial Officer, its President or a Vice President. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

        Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities. The Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Securities. Such Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

        Each Security shall be dated the date of its authentication.

        No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

        In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

        Section 304.    Temporary Securities.

        Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

        If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

        Section 305.    Registration, Registration of Transfer and Exchange.

        The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee and the Trustee shall monitor the aggregate number of holders of record of the Securities as calculated in accordance with Section 12g5-1 of the Exchange Act, which number shall not exceed 300. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

        Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.

        At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

        All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

        Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1015, 1016 or 1108 not involving any transfer.

        The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

        Section 306.    Intentionally Omitted.

        Section 307.    Special Transfer Provisions.

        The following provisions shall apply with respect to the registration of any proposed transfer of a Security:

          (a)    Deemed representations.    Each purchaser of Securities, by its acceptance thereof, will be deemed to have acknowledged, represented to, and agreed with the Company as follows:

            (i)    It understands and acknowledges that the Securities have not been registered under the Securities Act or any other applicable securities law, the Securities are being offered pursuant to the exemption set forth in Section 3(a)(9) of the Securities Act and are being issued pursuant to the exemption set forth in Section 1145 of the Bankruptcy Law in a transaction not requiring registration under the Securities Act or any other securities laws, and to the extent that Section 1145 of the Bankruptcy Law is not applicable, none of the Securities may be offered, sold, pledged or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in paragraphs (v) and (vi) below.

            (ii)   It acknowledges that the Solicitation and Disclosure Statement relates to an offering that is exempt from registration under the Securities Act and does not comply in important respects with Commission rules that would apply to an offering document relating to a public offering of securities.

            (iii)  It acknowledges that neither the Company nor any person representing the Company has made any representation to it with respect to the Company or the offering or sale of any Securities, other than the information contained in the Solicitation and Disclosure Statement, which Solicitation and Disclosure Statement has been delivered to it. It has had access to such financial and other information as it has deemed necessary in connection with its decision to purchase any of the Securities, including an opportunity to ask questions of and request information from the Company, and it has received and reviewed all information that was requested.

            (iv)  It (A) acknowledges and confirms that it is a single "holder of record" of the Securities, as that term is defined in Rule 12g5-1 of the Exchange Act or (B) has identified to the Security Registrar, the number of persons who, after the transfer, shall be deemed to be "holders of record" of its Securities, as determined in accordance with Rule 12g5-1 of the Exchange Act.

            (v)   It understands that the Securities have not been registered under the Securities Act or the securities laws of any jurisdiction and that:

              (A)  the Securities may be offered, resold, pledged or otherwise transferred (i) without registration under the Securities Act in reliance on Section 1145 of the Bankruptcy Law or (ii) to the extent Section 1145 of the Bankruptcy Laws is not applicable, only (1) to a person who the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act, in a transaction meeting the requirements of Rule 144 under the Securities Act, to an institutional accredited investor, as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that, prior to such transfer, furnishes the Trustee and the Company a signed letter containing certain representations and agreements the form of which can be obtained from the Company, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company requests), (2) to the Company, or (3) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction;

              (B)  so long as the Company is not required to file periodic reports, information and documents under the Exchange Act, (i) it may not sell, pledge or otherwise transfer (any such sale, pledge or transfer a "Transfer") its Securities unless, prior to the date of the proposed Transfer it submits a certification in writing from the proposed transferee to the Security Registrar that (1) after the Transfer, such Securities shall be deemed to be "held of record" by one person, as that term is defined in Rule 12g5-1 of the Exchange Act, or (2) identifies the number of persons who, after the Transfer, shall be deemed to be "holders of record" of such Securities, as determined in accordance with Rule 12g5-1 of the Exchange Act and (ii) each request for a registration of Transfer of the Securities shall be accompanied by a request in writing to the Security Registrar that, in addition to certain customary requirements, shall include (1) the name, address and telephone number of the proposed transferee, (2) the date on which the proposed Transfer is expected to take place, (3) the name of the proposed transferor of the Securities to be transferred, (4) the aggregate principal amount of the Securities to be transferred and (5) written evidence, satisfactory to the Company and the Security Registrar, from the proposed transferor that the Transfer is being made in compliance with applicable federal and state securities laws;

              (C)  the Securities may be offered, resold, pledged or otherwise transferred only in principal amounts of $90,000 and integral multiples of $1.00 in excess thereof, provided, however, in the event that: (a) the Company is required to file periodic information, documents and reports under the Exchange Act; or (b) the Company is required to issue Securities to the Holders of Allowed Small Note Claims (as defined in the Solicitation and Disclosure Statement) pursuant to the Plan (as defined in the Solicitation and Disclosure Statement), the Company, at its option, may allow the Securities to be offered, resold, pledged or otherwise transferred in minimum denominations of $1,000 and integral multiples thereof.;

              (D)  by holding the Securities it agrees that (i) it will keep confidential and will not publish, reproduce, or use, or disclose to any other person or entity any information furnished or provided by the Company on its Qualified Internet Site, (ii) it will use reasonable efforts to safeguard the information on the Company's Qualified Internet Site and will use at least the same degree of care and skill such holder takes with its own confidential information, and (iii) it is not affiliated with any competitor, customer or supplier or is not an employee of the Company that is set forth on the written list of competitors, customers, suppliers and employees of the Company furnished by the Company to the independent third party host of the Qualified Internet Site and to the Trustee from time to time; and

              (E)  it will, and each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (A) through (D) above.

            (vi)  It acknowledges and agrees that, so long as the Company is not required to file periodic reports, information and documents under the Exchange Act, a registration of Transfer of the Securities will be made on the books of the Security Registrar only if (A) such Transfer involves a Transfer to one or more existing Holders of Securities, (B) such Transfer involves a Transfer of 100% of the aggregate principal amount of Securities owned by the proposed transferor to a single Person who has certified to the Security Registrar that it will be treated as a single "holder of record" under Rule 12g5-1 of the Exchange Act, or (C) following such proposed Transfer, the aggregate number of holders of record of the Securities, as calculated in accordance with Rule 12g5-1 of the Exchange Act, is less than 300.

            (vii) It agrees that it will deliver to each person to whom it transfers Securities notice of any restriction on transfer of such Securities.

            (viii) It acknowledges and agrees that any Transfer of Securities attempted to be made in violation of the restrictions set forth in paragraphs (i) through (vi) above shall not be registered on the books of the Security Registrar and, accordingly, shall be null and void in all respects.

            (ix)  It acknowledges that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of the Securities are no longer accurate, it shall promptly notify the Company.

            (x)   The Securities may not be sold or transferred to, and each purchaser, by its purchase of the Securities, shall be deemed to have represented and covenanted that it is not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended

    ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") except that such purchase and holding of Securities for or on behalf of an employee benefit plan shall be permitted if such purchase and holding will not constitute non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

          (b)    Transfers.    The Security Registrar shall register a Transfer of Securities if (i) such Transfer is for a principal amount of $90,000 and integral multiples of $1.00 in excess thereof, provided, however, in the event that: (a) the Company is required to file periodic information, documents and reports under the Exchange Act; or (b) the Company is required to issue Securities to the Holders of Allowed Small Note Claims (as defined in the Solicitation and Disclosure Statement) pursuant to the Plan (as defined in the Solicitation and Disclosure Statement), the Company, at its option, may allow the Securities to be registered in minimum denominations of $1,000 and integral multiples thereof.; (ii) such Transfer is being made by a proposed transferor who has completed and submitted to the Security Registrar the form of transfer certificate attached to the Security and has checked the box stating, or has otherwise advised the Company and the Security Registrar in writing, that (A) the sale has been made in reliance on Section 1145 of the Bankruptcy Law, or (B) if Section 1145 of the Bankruptcy Law is not applicable, the sale has been made (1) to a person who the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, to an institutional accredited investor, as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that, prior to such transfer, furnishes the Trustee and the Company a signed representation letter containing certain agreements substantially in the form of Exhibit D hereto, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (2) to the Company or (3) pursuant to an effective registration statement; (iii) so long as the Company is not required to file periodic reports, information and documents under the Exchange Act, prior to the date of the Transfer it submits a certification in writing from the proposed transferee to the Security Registrar that (A) after the Transfer, such Securities shall be deemed to be "held of record" by one person, as that term is defined in Rule 12g5-1 of the Exchange Act, or (B) identifies the number of persons who, after the Transfer, shall be deemed to be "holders of record" of such Securities, as determined in accordance with Rule 12g5-1 of the Exchange Act; and (iv) so long as the Company is not required to file periodic reports, information and documents under the Exchange Act, (A) such Transfer involves a Transfer to one or more existing Holders of Securities, (B) such Transfer involves a Transfer of 100% of the aggregate principal amount of Securities owned by the proposed transferor to a single Person who has certified to the Security Registrar that it will be treated as a single "holder of record" under Rule 12g5-1 of the Exchange Act, or (C) following such proposed Transfer, the aggregate number of holders of record of the Securities, as calculated in accordance with Rule 12g5-1 of the Exchange Act, is less than 300.

          (c)    Legend.    Upon the transfer, exchange or replacement of Securities bearing the Legend, the Security Registrar shall only deliver Securities that bear the Legend.

          (d)    General.    By its acceptance of any Security bearing the Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Legend and agrees that it will transfer such Security only as provided in this Indenture.

        The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

        Section 308.    Mutilated, Destroyed, Lost and Stolen Securities.

        If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

        Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

        Section 309.    Payment of Interest; Deferral of Interest; Interest Rights Preserved.

          (a)   Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 301, to the address of such Person as it appears in the Security Register or (ii) transferring to an account maintained by the payee located in the United States.

          (b)   Any interest on any Security which is payable on any Interest Payment Date may be deferred in full at the Company's option, provided, however, that an interest payment for interest accrued and payable for the immediately preceding six months shall be paid in full in cash on the applicable Interest Payment Date if both of the following requirements are met (collectively, the "Cash Interest Payment Requirements"): (i) the amount of the sum of (x) Cash and Cash Equivalents and (y) amounts available for borrowing under the $55 million revolving credit component of the Exit Facility, at the time of the Company's most recently ended fiscal quarter for which financial statements are available immediately preceding such Interest Payment Date (which in the case of Cash and Cash Equivalents will be the amount of such items set forth on the Company's consolidated balance sheet), after giving effect to such interest payment on the Securities, is at least $25 million and (ii) the ratio of Indebtedness at the end of the most recently ended fiscal year, as set forth on the Company's consolidated balance sheet, to EBITDA, with EBITDA calculated for the most recently ended fiscal year for which audited financial statements are available, does not exceed 3.5 to 1.

          If the Company elects to defer any interest payment on the Securities pursuant to this Section 309, the amount of interest so deferred, together with all prior amounts of interest that have previously been deferred shall constitute the "Cumulative Deferred Amount". Interest on the Cumulative Deferred Amount will accrue at the rate of 12.0% per annum, and (unless the Company defers the payment of interest as described above, in which event such interest will be added to the Cumulative Deferred Amount) such interest on the Cumulative Deferred Amount will be payable on each Interest Payment Date and will be equal in right of payment to all interest due and payable on the Securities on such Interest Payment Date. The obligation to pay the Cumulative Deferred Amount shall be deemed an obligation to pay principal, and such Cumulative Deferred Amount will be payable at any time the Company makes a payment on the outstanding principal amount of the Securities and will be equal in right of payment to such payments of the outstanding principal amount of the Securities.

          If the Company elects to defer all of an interest payment on the Securities on any Interest Payment Date, it must notify the Trustee in writing of such election not less than 5 nor more than 45 days prior to the Regular Record Date for such Interest Payment Date. The Company must also post notice of such election to its Qualified Internet Site not less than 5 nor more than 45 days prior to the Regular Record Date for such Interest Payment Date. The notice to be posted to the Qualified Internet Site shall include the Cumulative Deferred Amount, if any, to the date of such notice and the amount of the interest payment the Company has elected to defer and be added to the Cumulative Deferred Amount.

          (c)   Any interest on any Security which is payable and is not deferred pursuant to clause (b) of this Section, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

            (1)   The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

            (2)   The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          (d)   Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid and to the Cumulative Deferred Amount, and to accrue, which were carried by such other Security.

        Section 310.    Persons Deemed Owners.

        Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of such Security plus the Cumulative Deferred Amount, plus the sum of the premium, if any, and (subject to Sections 305 and 307) interest on such Security and the Cumulative Deferred Amount and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

        Section 311.    Cancellation.

        All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company.

        Section 312.    Computation of Interest.

        Interest on the Securities and the Cumulative Deferred Amount shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

        Section 401.    Satisfaction and Discharge of Indenture.

        This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (1)   either:

            (a)   all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 308 and (ii) Securities for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

            (b)   all such Securities not theretofore delivered to the Trustee for cancellation:

              (i)    have become due and payable, or

              (ii)   will become due and payable at their Stated Maturity within one year, or

              (iii)  are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of the Securities plus the Cumulative Deferred Amount, and premium, if any, and interest on the sum of the Securities and the Cumulative Deferred Amount to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2)   the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3)   the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each satisfactory in form and substance to the Trustee, which, taken together, state that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

        Section 402.    Application of Trust Money.

        Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of the Securities plus the Cumulative Deferred Amount, and premium, if any, and interest on the sum of the Securities and the Cumulative Deferred Amount for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

        Section 501.    Events of Default.

        "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1)   default in the payment of the principal of or premium, if any, or Cumulative Deferred Amount, if any, when due and payable, on any of the Securities; or

          (2)   default in the payment of an installment of interest on any of the Securities and the Cumulative Deferred Amount, unless the Company defers such interest payment in accordance with Section 309 hereof when due and payable, for 30 days; or

          (3)   default in the performance or breach of the provisions of Article Eight of this Indenture, the failure to make or consummate a Change in Control Offer in accordance with the provisions of Section 1015 or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of Section 1016; or

          (4)   the Company or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in the Securities, any Guarantee or this Indenture (other than a default specified in (1), (2) or (3) above) for a period of 30 days after written notice of such failure requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of 25% of the sum of the aggregate principal amount of the Securities plus any Cumulative Deferred Amount then outstanding; or

          (5)   default or defaults under one or more mortgages, indentures, instruments or other evidences of Indebtedness under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5,000,000, individually or in the aggregate, and either (a) such default or defaults are caused by either (I) a failure to pay any principal of Indebtedness represented by the Exit Facility prior to the expiration of the grace period provided in such Exit Facility on the date of such default or (II) a failure to pay principal of, or interest or premium, if any, on any Indebtedness, other than Indebtedness represented by the Exit Facility, prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (b) such default or defaults results in the acceleration of such Indebtedness prior to its stated maturity; or

          (6)   one or more final judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $5,000,000 either individually or in the aggregate, shall be entered against the Company or any of its Restricted Subsidiaries or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

          (7)   (A) any holder of at least $5,000,000 in aggregate principal amount of secured Indebtedness of the Company or of any Restricted Subsidiary as to which a default has occurred and is continuing shall commence judicial proceedings (which proceedings shall remain unstayed for 5 Business Days) to foreclose upon assets of the Company or any Restricted Subsidiary having an aggregate fair market value, individually or in the aggregate, in excess of $5,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure or (B) any action described in the foregoing clause (A) shall result in any court of competent jurisdiction issuing any order for the seizure of such assets; or

          (8)   any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor or any Person acting on behalf of any Guarantor, denies or disaffirms that any Guarantor has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture); or

          (9)   the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company or any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary under the Bankruptcy Law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (10) the institution by the Company or any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Law or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

        Section 502.    Acceleration of Maturity; Rescission and Annulment.

        If an Event of Default (other than an Event of Default specified in Section 501(9) or 501(10)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% of the sum of the principal amount of the Securities plus any Cumulative Deferred Amount then outstanding may declare the principal of the Outstanding Securities plus the Cumulative Deferred Amount, plus the premium, if any, and accrued interest on the sum of the Outstanding Securities and Cumulative Deferred Amount, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in Section 501(9) or 501(10) occurs and is continuing, then the principal of the Outstanding Securities plus the Cumulative Deferred Amount plus the premium, if any, and accrued interest on all of the Outstanding Securities amount of all the Securities plus the Cumulative Deferred Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority of the sum of the aggregate principal amount of the Outstanding Securities, plus any Cumulative Deferred Amount, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (1)   the Company has paid or deposited with the Trustee a sum sufficient to pay

            (i)    all overdue interest on all Outstanding Securities,

            (ii)   all unpaid principal of the Outstanding Securities plus the Cumulative Deferred Amount, plus premium, if any, on the sum of any Outstanding Securities and the Cumulative Deferred Amount which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal and the Cumulative Deferred Amount at the rate due and payable on the Securities,

            (iii)  to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal plus any Cumulative Deferred Amount at the rate due and payable on the Securities, which has become due otherwise than by such declaration of acceleration, and

            (iv)  all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

          (2)   such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

          (3)   all Events of Default, other than the non-payment of amounts of principal of the Outstanding Securities plus the Cumulative Deferred Amount plus premium, if any, and interest on the sum of the Securities and Cumulative Deferred Amount which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

        Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 501(5) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

        Section 503.    Collection of Indebtedness and Suits for Enforcement by Trustee.

        The Company covenants that if:

          (a)   default is made in the payment of any installment of interest on any Security when such interest becomes due and payable (if such payment of interest is not deferred by the Company pursuant to Section 309(b)) and such default continues for a period of 30 days, or

          (b)   default is made in the payment of the principal of any Security plus the Cumulative Deferred Amount plus premium, if any, on any Security and the Cumulative Deferred Amount at the Maturity thereof, the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal of the Securities plus the Cumulative Deferred Amount and premium, if any, and interest on the sum of the Securities plus the Cumulative Deferred Amount, and interest on any overdue principal of the Securities plus the Cumulative Deferred Amount and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

        If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        Section 504.    Trustee May File Proofs of Claim.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal and Cumulative Deferred Amount of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal and Cumulative Deferred Amount, premium, if any, or interest on the sum of the Securities and the Cumulative Deferred Amount shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i)    to file and prove a claim for the whole amount of principal plus the Cumulative Deferred Amount and premium, if any, and interest on the sum of the Securities and the Cumulative Deferred Amount owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii)   to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 505.    Trustee May Enforce Claims Without Possession of Securities.

        All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

        Section 506.    Application of Money Collected.

        Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal of the Securities plus the Cumulative Deferred Amount, or premium, if any, or interest on the sum of the Securities and the Cumulative Deferred Amount, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 606;

          SECOND: To the payment of the amounts then due and unpaid for principal of the Securities plus the Cumulative Deferred Amount, and premium, if any, and interest on the sum of the Securities and the Cumulative Deferred Amount in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal of the Securities plus the Cumulative Deferred Amount, and premium, if any, and interest on the sum of the Securities and the Cumulative Deferred Amount, respectively; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto.

        Section 507.    Limitation on Suits.

        No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1)   such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2)   the Holders of not less than 25% of the sum of the aggregate principal amount of the Outstanding Securities plus any Cumulative Deferred Amount shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3)   such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4)   the Trustee for 15 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5)   no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority or more of the sum of the aggregate principal amount of the Outstanding Securities plus any Cumulative Deferred Amount;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

        Section 508.    Unconditional Right of Holders to Receive Principal, Cumulative Deferred Amount, Premium and Interest.

        Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Security of the principal of such Security plus the Cumulative Deferred Amount, plus premium, if any, and (subject to Section 309) interest on, such Security and the Cumulative Deferred Amount on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

        Section 509.    Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        Section 510.    Rights and Remedies Cumulative.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        Section 511.    Delay or Omission Not Waiver.

        No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

        Section 512.    Control by Holders.

        The Holders of not less than a majority in principal amount of the Outstanding Securities plus any Cumulative Deferred Amount shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

          (1)   such direction shall not be in conflict with any rule of law or with this Indenture,

          (2)   the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3)   the Trustee need not take any action which might subject it to personal liability or be unjustly prejudicial to the Holders not consenting.

        Section 513.    Waiver of Past Defaults.

        The Holders of not less than a majority of the sum of the aggregate principal amount of the Outstanding Securities plus any Cumulative Deferred Amount may on behalf of the Holders of all the Securities waive any Default or Events of Default existing hereunder and its consequences, except a Default or Event of Default:

          (1)   in respect of the payment of the principal of the Outstanding Securities plus the Cumulative Deferred Amount plus the premium, if any, or interest on the sum of any Security and Cumulative Deferred Amount, or

          (2)   in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

        Section 514.    Waiver of Stay or Extension Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

        Section 601.    Notice of Defaults.

        If any Default hereunder is known to the Trustee, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default within 30 days after the occurrence of any such Default, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of the Outstanding Securities plus the Cumulative Deferred Amount plus the premium or interest on the sum of any Security and Cumulative Deferred Amount, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 501(4) no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

        Section 602.    Certain Rights of Trustee.

        Subject to the provisions of TIA Sections 315(a) through 315(d):

          (1)   the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2)   any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3)   whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4)   the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (8)   the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

        The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        Section 603.    Trustee Not Responsible for Recitals or Issuance of Securities.

        The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

        Section 604.    May Hold Securities.

        The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

        Section 605.    Money Held in Trust.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

        Section 606.    Compensation and Reimbursement.

        The Company agrees:

          (1)   to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2)   except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel); and

          (3)   to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal, Cumulative Deferred Amount, premium, if any, or interest on the sum of such particular Securities and the Cumulative Deferred Amount.

        When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(9) or Section 501(10), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

        Section 607.    Corporate Trustee Required; Eligibility.

        There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        Section 608.    Resignation and Removal; Appointment of Successor.

          (a)   No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

          (b)   The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c)   The Trustee may be removed at any time by Act of the Holders of not less than a majority of the sum of the principal amount of the Outstanding Securities plus any Cumulative Deferred Amount, delivered to the Trustee and to the Company.

          (d)   If at any time:

            (1)   the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, except when the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b), or

            (2)   the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (3)   the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e)   If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority of the sum of the principal amount of the Outstanding Securities plus any Cumulative Deferred Amount delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f)    The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

        Section 609.    Acceptance of Appointment by Successor.

        Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the retiring Trustee's rights as provided under the last sentence of Section 606. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

        Section 610.    Merger, Conversion, Consolidation or Succession to Business.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE SEVEN

HOLDERS' LISTS AND REPORTS BY TRUSTEE

        Section 701.    Disclosure of Names and Addresses of Holders.

        Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

        Section 702.    Reports by Trustee.

        Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

        Section 801.    Company May Consolidate, Etc., Only on Certain Terms.

        The Company shall not, in any transaction or series of transactions, merge or consolidate with or into, or sell, convey, assign, transfer or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons, unless at the time and after giving effect thereto:

          (1)   either (A) if the transaction or transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are sold, assigned, conveyed, transferred or otherwise disposed of (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and the Indenture, and, in each case, the Indenture shall remain in full force and effect;

          (2)   immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis, could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1010;

          (3)   immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Consolidated Net Worth of the Company, or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; and

          (4)   the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel satisfactory in form and substance to the Trustee, which, taken together, state that such consolidation, merger, sale, assignment, conveyance, transfer or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel stating the requirements of clause (1) of Section 801 have been complied with.

        In addition, neither the Company nor any Restricted Subsidiary may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to one or more other Persons except that a Restricted Subsidiary may lease all or substantially all of its properties or assets in compliance with Section 1016. This Article Eight will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any Guarantor.

        Section 802.    Successor Substituted.

        Upon any consolidation of the Company with or merger of the Company with or into any other corporation or any sale, assignment, conveyance, transfer or other disposition of all or substantially all of the properties and assets of the Company as an entirety to any Person in accordance with Section 801 in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such sale, assignment, conveyance, transfer or other disposition of all or substantially all of the properties and assets of the Company is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any Surviving Entity which shall theretofore become such in the manner described in Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

        Section 803.    Securities to Be Secured in Certain Events.

        If, upon any such consolidation of the Company with or merger of the Company into any other corporation, or upon any sale, assignment, conveyance or transfer of the property of the Company substantially as an entirety to any other Person, any property or assets of the Company would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 1014 without equally and ratably securing the Securities, the Company, prior to or simultaneously with such consolidation, merger, sale, assignment, conveyance or transfer, will as to such property or assets, secure the Securities Outstanding (together with, if the Company shall so determine any other Indebtedness of the Company now existing or hereinafter created which is not subordinate in right of payment to the Securities) equally and ratably with (or prior to) the Indebtedness which upon such consolidation, merger, sale, assignment, conveyance or transfer is to become secured as to such property or assets by such Lien, or will cause such Securities to be so secured.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

        Section 901.    Supplemental Indentures Without Consent of Holders.

        Without the consent of any Holder, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1)   to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

          (2)   to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

          (3)   to add any additional Events of Default; or

          (4)   to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 609; or

          (5)   to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect;

          (6)   to secure the Securities pursuant to the requirements of Section 803 or 1014 or otherwise; or

          (7)   to add additional Guarantors pursuant to Section 1303.

        Section 902.    Supplemental Indentures with Consent of Holders.

        With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities plus the Cumulative Deferred Amount, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (1)   change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount and/or the Cumulative Deferred Amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

          (2)   reduce the percentage in principal amount and/or the Cumulative Deferred Amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults or Events of Default hereunder and their consequences provided for in this Indenture, or

          (3)   release any Guarantor from any of its obligations under its Guarantee or this Indenture other than in accordance with the terms of this Indenture, or

          (4)   modify any of the provisions of this Section or Sections 513 and 1021, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        Section 903.    Execution of Supplemental Indentures.

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        Section 904.    Effect of Supplemental Indentures.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

        Section 905.    Conformity with Trust Indenture Act.

        Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

        Section 906.    Reference in Securities to Supplemental Indentures.

        Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

        Section 907.    Notice of Supplemental Indentures.

        Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 107, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

        Section 1001.    Payment of Principal, Cumulative Deferred Amount, Premium, if any, and Interest.

        The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of the Securities plus the Cumulative Deferred Amount and premium, if any, and interest on the Securities and the Cumulative Deferred Amount in accordance with the terms of the Securities and this Indenture.

        Section 1002.    Maintenance of Office or Agency.

        The Company will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

        Section 1003.    Money for Security Payments to Be Held in Trust.

        If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of the Securities plus the Cumulative Deferred Amount plus the premium, if any, or interest on the sum of any of the Securities and Cumulative Deferred Amount, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of the Securities plus the premium, if any or interest on the sum of the Securities and Cumulative Deferred Amount so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of the Securities plus the Cumulative Deferred Amount plus the premium, if any, or interest on, the sum of any Securities and Cumulative Deferred Amount, deposit with a Paying Agent a sum sufficient to pay the principal of the Securities plus the premium, if any or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

        The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1)   hold all sums held by it for the payment of the principal of the Securities plus the Cumulative Deferred Amount, plus the sum of the premium, if any, or interest on such Securities and Cumulative Deferred Amount in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2)   give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal of the Securities plus the Cumulative Deferred premium, if any or interest on the sum of such Securities and Cumulative Deferred Amount; and

          (3)   at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of the Securities plus the Cumulative Deferred Amount plus the premium, if any, or interest on the sum of any Security and Cumulative Deferred Amount and remaining unclaimed for two years after such principal and Cumulative Deferred Amount and premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        Section 1004.    Corporate Existence.

        Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

        Section 1005.    Payment of Taxes and Other Claims.

        The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Section 1006.    Maintenance of Properties.

        The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

        Section 1007.    Insurance.

        The Company will at all times keep all of its and its Subsidiaries properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

        Section 1008.    Statement by Officers as to Default.

          (a)   The Company will deliver to the Trustee, within 120 days after the end of each fiscal year and within 45 days after the end of each fiscal quarter, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of compliance by the Company and the Guarantors with all conditions and covenants under this Indenture. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b)   When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $5,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers'

  Certificate summarizing such Default or Event of Default and the status thereof within two (2) Business Days upon becoming aware of such Default or Event of Default.

        Section 1009.    Provision of Reports.

        Whether or not required by the Commission, so long as (i) any Securities are outstanding and (ii) the Company is not required to file information, documents and reports with the Commission pursuant to the Exchange Act, the Company shall, within the time periods specified in the Commission's rules and regulations (including any extensions that would be available under Rule 12b-25 of the Exchange Act) for a registrant that is not an "accelerated filer" as that term is defined in Rule 12b-2 of the Exchange Act, (a) furnish to the Trustee and (b) make available to the Holders of the Securities on a Qualified Internet Site:

          (1)   all quarterly and annual financial statements (and the related notes thereto as well as information that would be contained in a "Management's Discussion and Analysis of Financial Condition and Results of Operations") that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms on such date;

          (2)   with respect to the annual financial statements only, a report on the annual financial statements by the Company's certified independent accountants; and

          (3)   all current reports (other than exhibits) that would be required to be filed with the Commission on Form 8-K pursuant to Item 1.03 (Bankruptcy or Receivership), Item 2.01 (Completion of Acquisition or Disposition of Assets), Item 2.02 (Results of Operations and Financial Condition), Item 2.05 (Costs Associated with Exit or Disposal Activities), Item 2.06 (Material Impairments), Item 4.01 (Changes in Certifying Accountant) and Item 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review) Item 5.01 (Changes in Control of Registrant) Item 5.02 (Departure of Directors or Principal Officers; Election of directors; Appointment of Principal Officers) if the Company were required to file such reports pursuant to any such Item.

provided that such Holder of Securities has electronically certified to the independent, third party host of the Qualified Internet Site that such Holder will comply with the confidentiality provisions set forth in the legend of the Securities, and provided further that any such Holder of Securities may share the information specified above with a prospective transferee of Securities if such prospective transferee has electronically certified to the independent, third party host of the Qualified Internet Site that such proposed transferee will comply with the confidentiality provisions set forth in the legend of such Securities.

        The Company shall, so long as the Company is not required to file periodic reports, information and documents with the Commission pursuant to the Exchange Act furnish to the Holders of Securities and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial statements required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        Section 1010.    Limitation on Indebtedness and Preferred Stock.

          (a)   The Company will not, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of

  (collectively "incur") any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness, and the Company shall not permit any of its Restricted Subsidiaries to issue any preferred stock (other than to the Company, any Guarantor or the immediate parent of any Restricted Subsidiary), provided, however, that the Company may incur Indebtedness (including any Acquired Indebtedness) in addition to Permitted Indebtedness and Restricted Subsidiaries may issue preferred stock, if: (x) the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which interim financial statements are available immediately preceding the incurrence of such Indebtedness or the issuance of such preferred stock, taken as one period (and after giving pro forma effect to: (i) the incurrence of such Indebtedness or the issuance of such preferred stock, as the case may be, and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred or such preferred stock was issued and the application of such proceeds occurred at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period; and (iii) notwithstanding clause (d) of the definition of Consolidated Adjusted Net Income, the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity, business or division, or assets constituting any of the foregoing, acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period), would have been at least equal to 2.25 to 1.0, and (y) if such Indebtedness is Subordinated Indebtedness, such Indebtedness shall have an Average Life longer than the Average Life of the Securities and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Securities.

          (b)   The Company will not permit any Restricted Subsidiary to incur any Indebtedness (including any Acquired Indebtedness), other than Permitted Subsidiary Indebtedness provided, however, that the Company may permit Restricted Subsidiaries to incur Indebtedness (including any Acquired Indebtedness) in addition to Permitted Subsidiary Indebtedness, if (x) the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which interim financial statements are available immediately preceding the incurrence of such Indebtedness or the issuance of such preferred stock, taken as one period (and after giving pro forma effect to the matters referred to in clauses (i), (ii) and (iii) in the parenthetical in clause (x) of paragraph (a) of this Section 1010), would have been at least equal to 3.0 to 1.0, provided that a non-domestic Restricted Subsidiary may incur any Indebtedness (including any Acquired Indebtedness) so long as at the time of such incurrence the Consolidated Fixed Charge Coverage Ratio for the four fiscal quarters for which interim financial statements are available immediately preceding the incurrence of such Indebtedness, taken as one period (and after giving pro forma effect to the matters referred to in clauses (i), (ii) and (iii) in the parenthetical in clause (x) of paragraph (a) of this Section 1010), would have complied with the ratio test in clause (x) of paragraph (a) of the "Limitation on Indebtedness" covenant and (y) any Restricted Subsidiary that incurs any Indebtedness pursuant to clause (x) of this paragraph (b) shall Guarantee the Securities.

          (c)   The Company shall not incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Company unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued or outstanding, is also expressly made subordinate to the Securities at least to the extent it is subordinated to such other Indebtedness, except that the Securities shall not be required to become designated senior indebtedness or its equivalent due solely to the incurrence of such other Indebtedness in accordance with this sentence.

        Section 1011.    Limitation on Restricted Payments.

          (a)   The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take the following actions:

            (i)    declare or pay any dividend on, or make any payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) to the direct or indirect holders of, any shares of the Company's or such Restricted Subsidiaries' Capital Stock (other than dividends or distributions payable in shares of its Capital Stock or in options, warrants or other rights to purchase such Capital Stock, but excluding dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock),

            (ii)   purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any options, warrants or other rights to acquire such Capital Stock,

            (iii)  make any principal payment on or with respect to or repurchase, redeem, defease or otherwise acquire or retire for value, prior to a scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness, or

            (iv)  make any Investment (other than any Permitted Investment) in any Person

  (such payments or other actions described in (but not excluded from) clauses (i) through (iv) are collectively referred to as "Restricted Payments"), unless (A), with respect to any Restricted Payment in clauses (i) through (iii) above, the interest payment on the Securities next preceding such proposed Restricted Payment was paid by the Company in full in cash and (B) at the time of and after giving effect to the proposed Restricted Payment, (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment, (2) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to clause (a) of Section 1010, and (3) the aggregate amount of all Restricted Payments declared or made after the date of the Indenture shall not exceed the sum of (A) 50% of the aggregate cumulative Consolidated Adjusted Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company's first fiscal quarter after the date of the Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income shall be a loss, minus 100% of such loss), plus (B) the aggregate net cash proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any Restricted Subsidiary) of shares of Capital Stock of the Company (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock of the Company, plus (C) the aggregate net cash proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any Restricted Subsidiary) of debt securities that have been converted into or exchanged for Capital Stock of the Company (other than Redeemable Capital Stock) to the extent such debt securities were originally sold for cash, together with the aggregate cash received by the Company at the time of such conversion or exchange, plus (D) to the extent not otherwise included in the Company's Consolidated Adjusted Net Income, the net reduction in Investments (other than reductions in Permitted Investments) constituting a Restricted Payment resulting from the payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Restricted Subsidiary or from the sale of such Investment after the date of the Indenture or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of Investment), not to exceed the total amount of Investments (other than Permitted Investments) after the date of the Indenture in such Unrestricted Subsidiary or such Investment by the Company and its Restricted Subsidiaries.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors, whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10,000,000. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1011 were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

          (b)   Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (with respect to clauses (ii), (iii), (iv), (v) and (vi) below) no Default or Event of Default shall have occurred and be continuing:

            (i)    the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above;

            (ii)   the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Capital Stock (other than Redeemable Capital Stock) of the Company;

            (iii)  the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Capital Stock (other than Redeemable Capital Stock) of the Company;

            (iv)  the repurchase of any Subordinated Indebtedness of the Company at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control pursuant to a provision similar to the "Change of Control" covenant; provided that prior to such repurchase the Company has made the Change of Control Offer as provided in such covenant with respect to the Securities and has repurchased all Securities validly tendered for payment in connection with such Change of Control Offer;

            (v)   the purchase, redemption or other acquisition or retirement for value of Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Restricted Subsidiary) of, Subordinated Indebtedness of the Company so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, acquired or retired plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Securities to the same extent as such Subordinated Indebtedness so purchased, redeemed, acquired or retired and (C) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the Securities and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Securities;

            (vi)  the purchase, redemption or other acquisition or retirement for value of shares of Common Stock of the Company issued pursuant to options granted by the Company in order to pay withholding taxes due as a result of income recognized upon the exercise of such options; provided that (1) the Company is required, by the terms of such options, to effect such purchase, redemption or other acquisition or retirement for value of such shares and (2) the aggregate consideration paid by the Company for such shares so purchased, redeemed or otherwise acquired or retired for value pursuant to this clause (vi) does not exceed $2,000,000 during any fiscal year of the Company;

            (vii) repurchases of Capital Stock of the Company deemed to occur upon the cashless exercise of stock options and warrants of the Company; and

            (viii) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Capital Stock on a pro rata basis.

          The actions described in clauses (i), (ii), (iii), (iv) and (vi) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) (provided that any dividend paid pursuant to clause (i) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (3) of paragraph (a) when declared, but not also when subsequently paid pursuant to such clause (i)), and the actions described in clauses (v) and (vii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a).

          (c)   In computing Consolidated Adjusted Net Income of the Company under paragraph (a) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

          (d)   The Company shall not make any interest payments in cash on any Pari Passu Indebtedness or any Subordinated Indebtedness (other than with respect to the Exit Facility, any Acquired Indebtedness or any Permitted Indebtedness (except for Indebtedness referred to in clause (ix) of the definition of Permitted Indebtedness)) if the immediately preceding interest payment on the Securities was deferred unless, at the time the Company proposes to make the cash interest payment in respect of such Pari Passu Indebtedness or Subordinated Indebtedness (other than with respect to the Exit Facility, any Acquired Indebtedness or any Permitted Indebtedness (except for Indebtedness referred to in clause (ix) of the definition of Permitted Indebtedness)), the Company has deposited with the Trustee an amount in cash sufficient to pay all accrued and unpaid interest on the Securities on the next succeeding Interest Payment Date in full.

        Section 1012.    Limitation on Issuances and Sales of Restricted Subsidiary Stock.

        The Company (i) will not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a Restricted Subsidiary) and (ii) will not permit any Person (other than the Company or a Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary; provided, however, that this covenant shall not prohibit (1) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any of its Restricted Subsidiaries in compliance with the other provisions of the Indenture, or (2) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

        Section 1013.    Limitation on Transactions with Affiliates.

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew, amend or extend any transaction including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering of any service with, or for the benefit of, any Affiliate of the Company or any beneficial owner of 5% or more of any class of the Company's Capital Stock at any time outstanding ("Interested Persons"), unless (i) such transaction is among the Company and Restricted Subsidiaries or (ii) (A) such transaction is on terms that are no less favorable to the Company, or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Interested Persons and (B)(1) with respect to any transaction or series of related transactions involving an aggregate value in excess of $500,000, the Company delivers an Officer's Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (A) above; and (2) with respect to any transaction or series of related transactions involving aggregate value in excess of $2,500,000, either (i) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (ii) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view; and (3) with respect to any transaction or series of transactions involving aggregate value in excess of $10,000,000 the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view; provided, however, that this covenant will not restrict the Company from (y) paying reasonable compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary and (z) entering into the Stockholders Agreement or any other agreement with the parties to the Stockholders Agreement.

        Section 1014.    Limitation on Liens.

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, on or with respect to any of its property or assets, whether owned on the date of the Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Subordinated Indebtedness, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the Securities are equally and ratably secured.

        Section 1015.    Change of Control.

          (a)   Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase all of the outstanding Securities (a "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 40 days following the Change of Control, all of the then outstanding Securities validly tendered pursuant to such Change of Control Offer, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the sum of the principal amount plus any Cumulative Deferred Amount plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Purchase Date.

          (b)   In order to effect such Change of Control Offer, the Company shall, not later than the 20th day after the Change of Control, mail to each Holder notice of the Change of Control Offer in the manner provided in Section 107, which notice shall govern the terms of the Change of Control Offer and shall state:

            (1)   that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Change of Control Purchase Price;

            (2)   the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

            (3)   the Change of Control Purchase Date; and

            (4)   the instructions a Holder must follow in order to have its Securities repurchased in accordance with paragraph (c) of this Section.

          (c)   Holders electing to have Securities purchased will be required to surrender such Securities to the Company at the address specified in the notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount of the unpurchased portion of the Securities surrendered.

          (d)   The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to make a Change of Control Offer as described above.

          (e)   Prior to complying with this Section 1015, but in any event within 60 days following a Change of Control, the Company shall either repay the Exit Facility and all Indebtedness that is senior in right of payment to the Securities or obtain the requisite consents, if any, under all agreements governing such senior Indebtedness and the Exit Facility to permit the Change of Control Offer required by this Section 1015.

        Section 1016.    Limitation on Asset Sales.

          (a)   The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) such Asset Sale is for not less than the fair market value of the assets sold (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% cash or Cash Equivalents; provided that the Company and its Restricted Subsidiaries may engage in Asset Sales for consideration not in the form of Cash Equivalents in amounts in excess of that permitted in this clause (ii), so long as (x) such excess consideration is in the form of Fully Traded Common Stock, (y) the aggregate fair market value of such Fully Traded Common Stock received by the Company and its Restricted Subsidiaries (measured as of the date of receipt) from all Asset Sales in reliance on this proviso since the date of the Indenture that has not been converted into cash or Cash Equivalents does not exceed $10,000,000 and (z) any Fully Traded Common Stock that is converted into cash or Cash Equivalents shall be applied as provided in paragraphs (b) and (c) of this Section 1016.

          (b)   If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, to (i) repay or prepay any then outstanding Indebtedness of the Company or Indebtedness of any Guarantor (other than Subordinated Indebtedness) or (ii) invest (or enter into a legally binding agreement to invest) in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in a Permitted Business. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used as provided in clauses (i) and (ii) above constitutes "Excess Proceeds."

          (c)   When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall, within 15 Business Days, make an offer to purchase (an "Excess Proceeds Offer") from all holders of Securities and from the holders of Pari Passu Indebtedness, if any, to the extent required by the terms thereof, on a pro rata basis, in accordance with the procedures set forth below, the maximum amount principal of (expressed as a multiple of $90,000) of Securities, and any Cumulative Deferred Amount and Pari Passu Indebtedness, if any, that may be purchased with the Excess Proceeds. The offer price as to each Security and Pari Passu Indebtedness, if any, shall be payable in cash in an amount equal to the sum of 100% of the principal amount of such Security plus any Cumulative Deferred Amount and Pari Passu Indebtedness, if any, plus accrued and unpaid interest, if any, to the date such Excess Proceeds Offer is consummated. To the extent that the aggregate principal amount of Securities and Pari Passu Indebtedness, if any, tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Securities plus any Cumulative Deferred Amount and Pari Passu Indebtedness, if any, validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Securities plus any Cumulative

  Deferred Amount and Pari Passu Indebtedness, if any, to be purchased will be selected on a pro rata basis on the basis of the sum of the aggregate principal amount of the tendered Securities plus any Cumulative Deferred Amount and Pari Passu Indebtedness, if any. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset to zero.

        Section 1017.    Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

          (a)   The Company will not permit any Restricted Subsidiary that is not a Guarantor to guarantee the payment of any Indebtedness other than any Guarantee or any Indebtedness of any other Restricted Subsidiary unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for an unsubordinated Guarantee of payment of the Securities by such Restricted Subsidiary and with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary's Guarantee with respect to the Securities at least to the same extent as such Subordinated Indebtedness is subordinated to the Securities; (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; (iii) such Restricted Subsidiary shall appoint CT Corporation in the City of New York as its agent for the service of process; and (iv) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that (A) such appointment of CT Corporation is valid, (B) such Guarantee of the Securities has been duly executed and authorized and (C) such Guarantee of the Securities constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that this paragraph (a) shall not be applicable to any guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary of the Company and (y) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company; and provided further that the provisions of this paragraph (a) shall not apply to the guarantee by any non-domestic Restricted Subsidiary of the payment of any Indebtedness of any other non-domestic Restricted Subsidiary that is permitted to be incurred under the terms of this Indenture.

          (b)   Notwithstanding the foregoing and the other provisions of the Indenture, any Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), (ii) the merger of such Restricted Subsidiary into the Company or a Restricted Subsidiary (provided the surviving Restricted Subsidiary assumes the Guarantee) or the liquidation and dissolution of such Restricted Subsidiary (in each case to the extent not prohibited by the Indenture) or (iii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

        Section 1018.    Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted

Subsidiary, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary or (e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, (iii) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (iv) the Exit Facility and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those contained in the Exit Facility as in effect on the date of the Indenture, (v) any agreement providing for the incurrence of Indebtedness of Restricted Subsidiaries pursuant to either clause (x) of paragraph (b) of Section 1010 or clause (vii) of the definition of Permitted Subsidiary Indebtedness; provided that any Restricted Subsidiary that becomes subject to any such encumbrances or restrictions pursuant to this clause (v) shall Guarantee the Securities or (vi) the Indenture, the Securities and the Guarantees.

        Section 1019.    Restriction on Transfer of Assets to Subsidiaries.

        The Company will not sell, convey, transfer or otherwise dispose of its assets or property to any of its Subsidiaries that are not Guarantors, except for sales, conveyances, transfers or other dispositions (a) of assets or property having an aggregate fair market value no greater than $5,000,000 made after the date of the Indenture or (b) of assets or property having a fair market value not in excess of the amount of Investments (other than Permitted Investments) then permitted to be made pursuant to Section 1011. The amount of any sale, conveyance, transfer or other disposition permitted pursuant to clause (b) of this Section will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by the Company.

        Section 1020.    Limitation on Sale and Leaseback Transactions.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction, provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

          (i)    the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in clause (a)(x) of Section 1010;

          (ii)   the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

          (iii)  the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with clause (a)(x) of Section 1016.

        Section 1021.    Waiver of Certain Covenants.

        The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 803 or Sections 1007 through 1020, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

        Section 1101.    Right of Redemption.

        The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time after [July 1, 2006] subject to the conditions and at the Redemption Prices specified in the form of Security, together with accrued interest, if any, to the Redemption Date.

        In addition, up to 35% of the sum of the initial aggregate principal amount of the Securities plus any Cumulative Deferred Amount may be redeemed, from time to time, on or prior to [July 1, 2006], at the option of the Company, within 60 days of one or more Qualified Equity Offerings with the net proceeds of such offering at a redemption price equal to 112% of the sum of the principal amount of Securities plus any Cumulative Deferred Amount, together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); provided that after giving effect to such redemption at least 65% of the sum of the aggregate principal amount of the Securities plus any Cumulative Deferred Amount of the Securities originally issued remains outstanding.

        Section 1102.    Applicability of Article.

        Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

        Section 1103.    Election to Redeem; Notice to Trustee.

        The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104.

        Section 1104.    Selection by Trustee of Securities to Be Redeemed.

        If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, on a pro rata basis and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $90,000, provided further, however that if pursuant to Section 302 the Company has allowed Securities to be issued in minimum denominations of $1,000 that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

        The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount of Securities and the Cumulative Deferred Amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security and the Cumulative Deferred Amount which has been or is to be redeemed.

        Section 1105.    Notice of Redemption.

        Notice of redemption shall be given in the manner provided for in Section 107 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

        All notices of redemption shall state:

          (1)   the Redemption Date,

          (2)   the Redemption Price,

          (3)   if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts and any Cumulative Deferred Amount) of the particular Securities to be redeemed,

          (4)   that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

          (5)   the place or places where such Securities are to be surrendered for payment of the Redemption Price.

        Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officers Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

        Section 1106.    Deposit of Redemption Price.

        Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

        Section 1107.    Securities Payable on Redemption Date.

        Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 309.

        If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

        Section 1108.    Securities Redeemed in Part.

        Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security plus any Cumulative Deferred Amount so surrendered.

ARTICLE TWELVE

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

        Section 1201.    Company's Option to Effect Legal Defeasance or Covenant Defeasance.

        The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.

        Section 1202.    Legal Defeasance and Discharge.

        Upon the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of the outstanding Securities plus the Cumulative Deferred Amount, plus the premium, if any, and interest on the sum of such Securities and Cumulative Deferred Amount when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 308, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Securities.

        Section 1203.    Covenant Defeasance.

        Upon the Company's exercise under Section 1201 of the option applicable to this Section 1203, the Company and the Guarantors shall be released from their respective obligations under any covenant contained in Section 801 and Section 803 and in Sections 1007 through 1020 with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter,

"Covenant Defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3) or Section 501(4), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

        Section 1204.    Conditions to Legal Defeasance or Covenant Defeasance.

        The following shall be the conditions to application of either Section 1202 or Section 1203 to the Outstanding Securities:

          (1)   The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of the Outstanding Securities plus the Cumulative Deferred Amount, plus the premium, if any, and interest on the sum of the Outstanding Securities and Cumulative Deferred Amount on the Stated Maturity (or Redemption Date, if applicable) of such principal and Cumulative Deferred Amount and premium, if any or installment of interest, as the case may be; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (2)   No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit.

          (3)   Such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company or any Guarantor.

          (4)   Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

          (5)   In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the Closing Date there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

          (6)   In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

          (7)   The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          (8)   The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel satisfactory to the Trustee, which, taken together, state that all conditions precedent provided for relating to either the Legal Defeasance under Section 1202 or the Covenant Defeasance under Section 1203 (as the case may be) have been complied with.

          (9)   The Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others.

        Section 1205.    Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

        Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal of the Securities plus the Cumulative Deferred Amount and premium, if any, and interest on the sum of the Securities and the Cumulative Deferred Amount, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

        Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

        Section 1206.    Reinstatement.

        If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Company makes any payment of principal of any Security or Cumulative Deferred Amount or premium, if any, or interest on the sum of any Security and the Cumulative Deferred Amount following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE THIRTEEN

GUARANTEES

        Section 1301.    Guarantees.

        Each of the Guarantors hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Securities and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Security authenticated and delivered by the Trustee in accordance with the terms hereof, and to the Trustee on behalf of such Holder, that: (a) the principal of the Securities plus the Cumulative Deferred Amount and premium, if any, and interest on the Securities plus the Cumulative Deferred Amount will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitation set forth in Section 1305 hereof.

        The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

        The Guarantors hereby waive (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantors shall not be discharged as to any Security except by complete performance of the obligations contained in such Security, this Indenture and such Guarantee. The Guarantors acknowledge that the Guarantee is a guarantee of payment and not of collection.

        The obligations of the Guarantors under its Subsidiary Guaranty are independent of the obligations guaranteed by such Guarantor hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in this Indenture, against a Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

        The Guarantors hereby agree that, in the event of a default in payment of principal of such Security or the Cumulative Deferred Amount, or premium, if any, or interest on the sum of such Security and the Cumulative Deferred Amount, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Guarantee without first proceeding against the Company or any other Guarantor. The Guarantors agree that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

        If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantors further agree that as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article Thirteen, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

        Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference", "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. The form of Guarantee is attached hereto as Exhibit B.

        Section 1302.    Severability.

        In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 1303.    Restricted Subsidiaries.

        The Company shall cause each Subsidiary Guarantor that is not a Guarantor to become a Guarantor by executing and delivering a Guarantee in the form attached as Exhibit B hereto. In the event, subsequent to the execution of this Indenture, any direct or indirect Restricted Subsidiary of the Company that is not a Guarantor provides a guarantee or becomes an obligor on any Indebtedness of the Company or any other Restricted Subsidiary, the Company shall cause any such Restricted Subsidiary (and any other Restricted Subsidiary as required pursuant to Section 1017) to (i) execute and deliver to the Trustee any amendment or supplement to this Indenture in accordance with the provisions of Article Nine of this Indenture and a Guarantee in the form attached as Exhibit B hereto pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Securities, whether for the principal of the Securities, the Cumulative Deferred Amount, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) on the sum of the Securities and the Cumulative Deferred Amount and other amounts due in connection therewith (including any fees, expenses and indemnities), on a senior unsecured basis and (ii) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such amendment or supplement has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture. Upon the execution of the Guarantee and any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary or Subsidiary Guarantor, as the case may be, under their respective Guarantees shall become joint and several and each reference to the "Guarantors" in this indenture shall, subject to Section 1308, be deemed to refer to all Guarantors, including such Restricted Subsidiary or Subsidiary Guarantor as the case may be.

        Section 1304.    Priority of Guarantees.

        The Guarantee issued by any Guarantor shall be unsecured senior obligations of such Guarantor, ranking pari passu with all other existing and future senior unsecured indebtedness of such Guarantor, if any.

        Section 1305.    Limitation of Guarantors' Liability.

        The Guarantors and by their acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by the Guarantors pursuant to their Guarantees not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

        Section 1306.    Subrogation.

        Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 1301; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Securities shall have been paid in full.

        Section 1307.    Reinstatement.

        The Guarantors hereby agree (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 1301 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.

        Section 1308.    Release of the Guarantor.

        Concurrently with the discharge of the Securities under Section 401, the Legal Defeasance of the Securities under Section 1202 hereof, or the Covenant Defeasance of the Securities under Section 1203 hereof, the Guarantors shall be released from all their obligations under its Guarantee under this Article Thirteen.

        So long as no Default exists or upon the occurrence of either (a) or (b) below with notice or lapse of time or both, would exist, the Guarantee issued by any Guarantor and any Liens securing such Guarantee shall be automatically and unconditionally released and discharged upon: (a) any sale, exchange, transfer to any Person that is not an Affiliate of the Company of all of the Company's Capital Stock in such Guarantor, which transaction is otherwise in compliance with the Indenture or (b) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

        Section 1309.    Benefits Acknowledged.

        Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

APPLIED EXTRUSION TECHNOLOGIES, INC.
By
Title:

APPLIED EXTRUSION TECHNOLOGIES (CANADA), INC., as Guarantor
By
Title:

[LIST OTHER GUARANTORS]
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By
Title:

APPLIED EXTRUSION TECHNOLOGIES, INC.

And

APPLIED EXTRUSION TECHNOLOGIES (CANADA), INC.,

[LIST OTHERS]

Guarantors

TO

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

Indenture

Dated as of            , 2005

$50,000,000

12% Senior Notes due 2012

APPLIED EXTRUSION TECHNOLOGIES, INC.*

Reconciliation and tie between Trust Indenture Act
of 1939 and Indenture, dated as of            , 2005

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1) (a)(2) (b)	607 607 608
§ 312	(c)	701, 702
§ 314	(a)(4) (c)(1) (c)(2) (e)	1008(a) 103 103 103
§ 315	(b)	601
§ 316	(a) (last sentence) (a)(1)(A) (a)(1)(B) (b) (c)	101 ("Outstanding") 502, 512 513 508 105(d)
§ 317	(a)(1) (a)(2) (b)	503 504 1003
§ 318	(a) (c)	112 112

*
This cross reference table shall not, for any purpose, be deemed to be part of the Indenture.

TABLE OF CONTENTS

PARTIES	1
RECITALS	1
ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

i

ii

Section 1009.	Provision of Reports	52
Section 1010.	Limitation on Indebtedness and Preferred Stock	52
Section 1011.	Limitation on Restricted Payments	54
Section 1012.	Limitation on Issuances and Sales of Restricted Subsidiary Stock	57
Section 1013.	Limitation on Transactions with Affiliates	57
Section 1014.	Limitation on Liens	58
Section 1015.	Change of Control	58
Section 1016.	Limitation on Asset Sales	59
Section 1017.	Limitation on Guarantees of Indebtedness by Restricted Subsidiaries	60
Section 1018.	Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries	60
Section 1019.	Restriction on Transfer of Assets to Subsidiaries	61
Section 1020.	Limitation on Sale and Leaseback Transactions	61
Section 1021.	Waiver of Certain Covenants	62
ARTICLE ELEVEN REDEMPTION OF SECURITIES
Section 1101.	Right of Redemption	62
Section 1102.	Applicability of Article	62
Section 1103.	Election to Redeem; Notice to Trustee	62
Section 1104.	Selection by Trustee of Securities to Be Redeemed	62
Section 1105.	Notice of Redemption	63
Section 1106.	Deposit of Redemption Price	63
Section 1107.	Securities Payable on Redemption Date	63
Section 1108.	Securities Redeemed in Part	64
ARTICLE TWELVE LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 1201.	Company's Option to Effect Legal Defeasance or Covenant Defeasance	64
Section 1202.	Legal Defeasance and Discharge	64
Section 1203.	Covenant Defeasance	64
Section 1204.	Conditions to Legal Defeasance or Covenant Defeasance	65
Section 1205.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	66
Section 1206.	Reinstatement	67
ARTICLE THIRTEEN GUARANTEES
Section 1301.	Guarantees	68
Section 1302.	Severability	69
Section 1303.	Restricted Subsidiaries	69
Section 1304.	Priority of Guarantees	70
Section 1305.	Limitation of Guarantors' Liability	70
Section 1306.	Subrogation	70
Section 1307.	Reinstatement	70
Section 1308.	Release of the Guarantor	70
Section 1309.	Benefits Acknowledged	70

EXHIBITS

EXHIBIT A	Form of Securities, Trustee's Certificate of Authentication
EXHIBIT B	Form of Guarantee
EXHIBIT C	Exhibit to be delivered on the Closing Date evidencing Indebtedness of the Company outstanding on the date of this Indenture
EXHIBIT D	Form of Purchaser Letter

iii

Exhibit A

[FACE OF SECURITY]

APPLIED EXTRUSION TECHNOLOGIES, INC.

12% Senior Note due 2012

CUSIP

No.	$

        APPLIED EXTRUSION TECHNOLOGIES, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                        , or its registered assigns, the principal sum of                         ($                        ), on                        , 2012.

Interest Rate:	12% per annum.
Interest Payment Dates:	[January 1] and [July 1] of each year commencing [July 1], 2005.
Regular Record Dates:	[December 15th] or [June 15th] of each year

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:	APPLIED EXTRUSION TECHNOLOGIES, INC.
	By:	Title:

(Form of Trustee's Certificate of Authentication)

        This is one of the 12% Senior Notes due 2012 described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	Authorized Signatory

[REVERSE SIDE OF SECURITY]

APPLIED EXTRUSION TECHNOLOGIES, INC.

12% Senior Note due 2012

1.
Principal and Interest.

        The Company will pay the principal of this Security and the Cumulative Deferred Amount on [July 1, 2012].

        The Company promises to pay interest on the principal amount of this Security on each Interest Payment Date, as set forth below, at the rate of 12% per annum (subject to the deferral of interest as provided below).

        Interest will be payable semiannually (to the holders of record of the Securities (or any predecessor Securities) at the close of business on the [December 15th] or [June 15th] immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing [July 1], 2005 provided, however, any interest on any Security which is payable on any Interest Payment Date may be deferred in full at the Company's option; provided further that the Company shall pay all interest accrued and payable for the immediately preceding six (6) months in full in cash on such Interest Payment Date if both of the following requirements are met: (i) the amount of the sum of (x) Cash and Cash Equivalents and (y) amounts available for borrowing under the $55 million revolving credit component of the Exit Facility, at the time of the Company's most recently ended fiscal quarter for which financial statements are available immediately preceding such Interest Payment Date (which in the case of Cash and Cash Equivalents will be the amount of such items set forth on the Company's consolidated balance sheet), after giving effect to such interest payment on this Security, is at least $25 million and (ii) the ratio of Indebtedness (as defined in the Indenture) at the end of the most recently ended fiscal year, as set forth on the Company's consolidated balance sheet, to EBITDA, with EBITDA calculated for the most recently ended fiscal year for which audited financial statements are available, does not exceed 3.5 to 1.

        In the event the Company elects to defer any interest payment on this Security, the amount of interest so deferred together with all prior amounts of interest that have previously been deferred shall constitute the "Cumulative Deferred Amount". Interest on the Cumulative Deferred Amount will accrue at the rate of 12.0% per annum and (unless the Company defers the payment of interest as described above, in which event such interest will be added to the Cumulative Deferred Amount) such interest on the Cumulative Deferred Amount will be payable on each Interest Payment Date. The Cumulative Deferred Amount shall be deemed an obligation to pay principal and such Cumulative Deferred Amount will be payable at the time the Company makes a payment on the outstanding principal amount of this Security pursuant to Section 2 hereof. In the event the Company elects to defer all of an interest payment on this Security on any Interest Payment Date, the Company shall notify the Trustee in writing of such election not less than 5 nor more than 45 days prior to the Record Date for such Interest Payment Date. The Company shall also post notice of such election to its Qualified Internet Site not less than 5 nor more than 45 days prior to the Regular Record Date for such Interest Payment Date. The notice to be posted to the Qualified Internet Site shall include the Cumulative Deferred Amount, if any, to the date of such notice and the amount of the interest payment the Company has elected to defer and be added to the Cumulative Deferred Amount.

        Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [            ], 2005; provided that, if there is no existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The Company shall pay interest on overdue principal of the Securities, the Cumulative Deferred Amount and premium, if any, and interest on overdue installments of interest and on the Cumulative Deferred Amount, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Securities.

2.
Method of Payment.

        The Company will pay interest (unless deferred and except defaulted interest) on the principal amount of the Securities and the Cumulative Deferred Amount on each [January 1st] and [July 1st] (each, an "Interest Payment Date") to the persons who are Holders (as reflected in the Security Register at the close of business on the [December 15th] and [June 15th] immediately preceding the Interest Payment Date), in each case, even if the Security is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal of the Securities and the Cumulative Deferred Amount, the Company will make payment to the Holder that surrenders this Security to any Paying Agent on or after [July 1, 2012].

        The Company will pay principal of the Securities, the Cumulative Deferred Amount, if any, premium, if any, and interest on the sum of the Outstanding Securities and the Cumulative Deferred Amount in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, the Cumulative Deferred Amount, if any, premium, if any, and interest on the sum of the Outstanding Securities and the Cumulative Deferred Amount by its check payable in such money. The Company may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period. In addition, the Company may defer the payment of any interest in the manner set forth in Section 1 hereof.

3.
Paying Agent and Security Registrar.

        Initially, the Trustee will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Security Registrar or co-registrar.

4.
Indenture; Limitations.

        The Company issued the Securities under an Indenture dated as of            , 2005 (the "Indenture"), between the Company, Applied Extrusion Technologies (Canada), Inc., as guarantor ([list other Guarantors] the "Guarantors"), and Wells Fargo Bank, National Association, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

        The Securities are general unsecured obligations of the Company. The Indenture limits the aggregate principal amount of the Securities to $50,000,000.

5.
Redemption.

        Optional Redemption.    The Securities may be redeemed at the option of the Company, in whole or in part, at any time and from time to time on or after [July 1, 2006], at the following Redemption Prices (expressed in percentages of the sum of the principal amount of the Securities plus any Cumulative Deferred Amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning on [July 1] of each of the years set forth below:

Year	Redemption Price
2006	106%
2007	103%
2008	101%
2009 and thereafter	100%

        Optional Redemption upon a Public Offering.    Up to 35% of the sum of the initial aggregate principal amount of the Securities plus any Cumulative Deferred Amount may be redeemed from time to time on or prior to [July 1, 2006], at the option of the Company, (within 60 days of one or more Qualified Equity Offerings,) with the net proceeds of such offering at a redemption price equal to 112% of the sum of the principal amount of Securities plus any Cumulative Deferred Amount, together with an accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); provided that after giving effect to such redemption at least 65% of the sum of the aggregate principal amount of Securities plus any Cumulative Deferred Amount of the Securities originally issued remain outstanding.

        Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Security Register. Securities in original denominations larger than $90,000 may be redeemed in part in integral multiples of $1.00. On and after the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.
Repurchase upon a Change in Control and Asset Sales.

          (a)   Upon the occurrence of a Change of Control, the Company is obligated to make an offer to purchase all outstanding Securities at a redemption price of 101% of the sum of the principal amount of Securities plus any Cumulative Deferred Amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) upon Asset Sales, the Company may be obligated to make offers to purchase Securities with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount of Securities plus any Cumulative Deferred Amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7.
Denominations; Transfer; Exchange.

        The Securities are in registered form without coupons, in denominations of $90,000 and multiples of $1.00 in excess thereof. In the event that: (a) the Company is required to file periodic information, documents and reports under the Exchange Act; or (b) the Company is required to issue Securities to the Holders of Allowed Small Note Claims (as defined in the Solicitation and Disclosure Statement) pursuant to the Plan (as defined in the Solicitation and Disclosure Statement), the Company, at its option, may allow the Securities to be issued in minimum denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer or exchange of any Securities selected for redemption (except the unredeemed portion of any Security being redeemed in part). Also, it need not register the transfer or exchange of any Securities for a period of 15 days before a selection of Securities to be redeemed is made. So long as the Company is not required to file periodic reports, information and documents under the Exchange Act, a registration of Transfer of the Securities will be made on the books of the Security Registrar only if (A) such Transfer involves a Transfer to one or more existing Holders of Securities, (B) such Transfer involves a Transfer of 100% of the aggregate principal amount of Securities owned by the proposed transferor to a single Person who has certified to the Security Registrar that it will be treated as a single "holder of record" under Rule 12g5-1 of the Exchange Act, or (C) following such proposed Transfer, the aggregate number of holders of record of the Securities, as calculated in accordance with Rule 12g5-1 of the Exchange Act, is less than 300.

8.
Persons Deemed Owners.

        A Holder may be treated as the owner of a Security for all purposes.

9.
Unclaimed Money.

        If money for the payment of principal of the Securities, the Cumulative Deferred Amount, if any, premium, if any, or interest on the sum of the Securities and the Cumulative Deferred Amount remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.
Discharge Prior to Redemption or Maturity.

        If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of the Securities, the Cumulative Deferred Amount, if any, premium, if any, and accrued interest on the sum of the Securities and the Cumulative Deferred Amount (a) to redemption or maturity, the Company will be discharged from the Indenture and the Securities, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.
Amendment; Supplement; Waiver.

        Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority of the sum of the aggregate principal amount of the Securities then outstanding plus any Cumulative Deferred Amount, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority of the sum of the aggregate principal amount of the Securities then outstanding plus any Cumulative Deferred Amount. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially adversely affect the rights of any Holder.

12.
Restrictive Covenants.

        The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness and Preferred Stock; (ii) Restricted Payments; (iii) issuances and sales of Restricted Subsidiary stock; (iv) transactions with Affiliates; (v) Liens; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) disposition of proceeds of Asset Sales; (viii) dividends and other payment restrictions affecting Restricted Subsidiaries; (ix) transfer of assets to Subsidiaries; (x) Reports; (xi) sale and leaseback transactions; and (xii) merger and certain transfers of assets. Within 120 days after the end of each fiscal year and within 45 days after each fiscal quarter, the Company must report to the Trustee on compliance with such limitations.

13.
Successor Persons.

        When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.

14.
Remedies for Events of Default.

        If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% of the sum of the aggregate principal amount of the Securities plus any Cumulative Deferred Amount then outstanding may declare all the Securities to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Securities automatically become immediately due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority of the sum of the principal amount of the Securities plus any Cumulative Deferred Amount then outstanding may direct the Trustee in its exercise of any trust or power.

15.
Trustee Dealings with Company.

        The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

16.
Authentication.

        This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

17.
Abbreviations.

        Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Applied Extrusion Technologies, Inc., 15 Read's Way, New Castle, Delaware 19720, Attention: President.

[FORM OF TRANSFER CERTIFICATE]

        FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code and telephone number of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises. The date of the sale, assignment or transfer of such Security is expected to take place on                        .

        After the sale, assignment or transfer of such Security to the above referenced transferee, such Security will be "held of record" (as that term is defined in Rule 12g5-1 of the Exchange Act by                        holders of record (as determined in accordance with Rule 12g5-1 of the Exchange Act). Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.

                                (the "Transferor") owns and proposes to transfer this Security, in the principal amount at maturity of $                        in such Security to the above referenced transferee. In connection with any transfer of this Security, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

[ ] (a)	this Security is being transferred pursuant to and in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Section 1145 of the Bankruptcy Law and in compliance with the transfer restrictions contained in the Indenture.

or

[ ] (b)	this Security is being transferred other than in accordance with (a) above pursuant to and in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder and in compliance with the transfer restrictions contained in the Indenture.

or

[ ] (c)	this Security is being transferred other than in accordance with (a) and (b) above pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than as set forth in (a) and (b) above) and in compliance with the transfer restrictions contained in the Indenture.

        So long as the Company is not required to file periodic reports, information reports, information and documents under the Exchange Act, a registration of transfer of the Securities will be made on the books of the Security Registrar only in compliance with the conditions to any such transfer of registration set forth herein and in the Indenture and if (A) such transfer involves a transfer to one or more existing Holders of Securities, (B) such transfer involves a transfer of 100% of the aggregate principal amount of Securities owned by the proposed transferor to a single Person who has certified to the Security Registrar that it will be treated as a single "holder of record" under Rule 12g5-1 of the Exchange Act, or (C) following such proposed transfer, the aggregate number of holders of record of the Securities, as calculated in accordance with Rule 12g5-1 of the Exchange Act, is less than 300.

        If none of the foregoing boxes is checked, the Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.
Signature Guarantee:

TO BE COMPLETED BY PURCHASER.

        The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion, the information provided by the undersigned is correct and complete and that the transferor, the Company, the Trustee or other Registrar are relying upon the undersigned's foregoing representations in connection with the registration of the sale, assignment or transfer of such Security.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

        If you wish to have this Security purchased by the Company pursuant to Section 1015 or Section 1016 of the Indenture, check the Box: [    ].

        If you wish to have a portion of this Security purchased by the Company pursuant to Section 1015 or Section 1016 of the Indenture, state the amount (in original principal amount) below:

$

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security)
Signature Guarantee:

Exhibit B

FORM OF GUARANTEE

        [Name of Subsidiary] (the "Guarantor," which term includes any successor Person under the Indenture dated as of                        , 2005 among Applied Extrusion Technologies, Inc., as issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Indenture")) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions of the Indenture, the due and punctual payment of the principal of the Securities, Cumulative Deferred Amount, any premium and interest on the sum of the Securities and the Cumulative Deferred Amount, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, all in accordance with the terms set forth in Article 13 of the Indenture.

        The obligation of the undersigned to the Holders of the Securities and to the Trustee pursuant to this Guarantee and in the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

        This Guarantee shall be governed in all respects by the laws of the State of New York.

B-1

        IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

By and on Behalf of:
NAME OF SUBSIDIARY
By:	Name: Title:

B-2

Exhibit C

Exhibit
evidencing Indebtedness of the Company
outstanding on the date of this Indenture

  1.

C-1

Exhibit D

ACCREDITED INVESTOR LETTER

Wells Fargo Bank, National Association
213 Court Street, Suite 703
Middletown, CT 06457

Applied Extrusion Technologies, Inc.
15 Read's Way
New Castle, DE 19720

Re:	12% Senior Notes due 2012 of Applied Extrusion Technologies, Inc. (the "Securities")

        Reference is hereby made to the Indenture, dated as of [    ], 2005 (the "Indenture"), between Applied Extrusion Technologies, Inc., a Delaware corporation, as Issuer ("AET"), Applied Extrusion Technologies (Canada) Inc. and [    ] as Guarantors, and Wells Fargo Bank, National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        We hereby confirm that:

            (i)  we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

    (ii)    (i)    any purchase of Securities by us will be solely for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion and have the full power to make all the acknowledgments, representations and agreements set forth herein; if we are purchasing for the accounts of other Institutional Accredited Investors, (1) we reasonably believe that each such Institutional Accredited Investor can bear the economic risk of its investment in Securities and (2) we have full power and all necessary authority to make the foregoing representations on behalf of, and to act for, each such Institutional Accredited Investor; or

             (ii)  we are a "bank" within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that, in either case, is acquiring Securities as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

          (iii)  in the event that we purchase any Securities, we will acquire Securities having a minimum principal amount of not less than [$90,000]/ [$1,000] for our own account or for any separate account for which we are acting;

          (iv)  we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Securities, and if we are purchasing Securities for our own account, we can bear the economic risk of our investment in the Securities;

           (v)  we are not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling any Securities, except as described below;

D-1

          (vi)  we understand that, on any proposed resale of any Security, we will be required to furnish to the Trustee and AET such certifications, legal opinions and other information as the Trustee or AET may reasonably require to confirm that the proposed sale complies with the restrictions on transfer contained in the Indenture and the Security. We further understand that the Securities purchased by us will bear the Legend.

        We acknowledge that you will rely upon our acknowledgments, representations, warranties and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations, warranties or agreements herein ceases to be accurate and complete. We hereby agree that this letter or a copy thereof may be relied upon by the Trustee under the Indenture and may be produced to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

        We further acknowledge that if we are purchasing the Securities as a fiduciary or agent for one or more investor accounts, we have full power and authority to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

        We hereby certify that all necessary action has been taken to authorize the purchase of Securities and the execution of this letter. This letter supersedes any version of this letter delivered by us and dated earlier than the date hereof and this letter may be revoked only by a signed writing delivered to the recipients hereof.

        THIS LETTER SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK.

(Name of Purchaser/Transferee)
By: Name: Title: Address:

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RECITALS OF THE COMPANY
ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
ARTICLE TWO SECURITY FORMS
ARTICLE THREE THE SECURITIES
ARTICLE FOUR SATISFACTION AND DISCHARGE
ARTICLE FIVE REMEDIES
ARTICLE SIX THE TRUSTEE
ARTICLE SEVEN HOLDERS' LISTS AND REPORTS BY TRUSTEE
ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
ARTICLE NINE SUPPLEMENTAL INDENTURES
ARTICLE TEN COVENANTS
ARTICLE ELEVEN REDEMPTION OF SECURITIES
ARTICLE TWELVE LEGAL DEFEASANCE AND COVENANT DEFEASANCE
ARTICLE THIRTEEN GUARANTEES
APPLIED EXTRUSION TECHNOLOGIES, INC.
TABLE OF CONTENTS
[FACE OF SECURITY] APPLIED EXTRUSION TECHNOLOGIES, INC. 12% Senior Note due 2012
[REVERSE SIDE OF SECURITY] APPLIED EXTRUSION TECHNOLOGIES, INC. 12% Senior Note due 2012
OPTION OF HOLDER TO ELECT PURCHASE
FORM OF GUARANTEE
Exhibit evidencing Indebtedness of the Company outstanding on the date of this Indenture
ACCREDITED INVESTOR LETTER